UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 21, 2008

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 21, 2008, pursuant to the terms and provisions of a Restricted Stock Agreement (“RSA”) dated as of that date between registrant and each of substantially all of the employees of the reporting company and its subsidiaries, the following named executive officers were awarded shares of restricted common stock in American Vanguard Corporation in the following amounts:

Eric G. Wintemute	17,100 shares
James A. Barry	4,500 shares
Glen D. Johnson	6,750 shares
Christopher K. Hildreth	4,500 shares
Robert F. Gilbane	5,400 shares
Doug Ashmore	6,300 shares

The RSA provides, in principle, that the restricted stock (i) vests entirely on the third anniversary of the award date (i.e., July 21, 2011, the “Vesting Date”); (ii) may not be sold, transferred, assigned, pledged or disposed of until the Vesting Date; (iii) will be forfeited if for any reason the subject employee ceases to be employed on a full-time basis by the company prior to the Vesting Date; and (iv) shall be deemed to become fully vested in the event of a change of control prior to the Vesting Date. The form of the RSA is attached hereto as Exhibit 99.1 in Item 9.01 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Form of Restricted Stock Agreement dated as of July 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: July 24, 2008	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Form of Restricted Stock Agreement dated as of July 21, 2008.